                                                                    Exhibit 32.1

             CERTIFICATION OF THE CEO AND ACTING CFO OF ATARI, INC.
               PURSUANT TO 18 U.S.C. 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Atari, Inc. (the "Company") on Form 10-K for the period ending March 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Bruno Bonnell, Chairman of the Board, Chief Executive Officer and Acting Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                                    By: /s/ Bruno Bonnell
                                        ----------------------------------------
                                        Name:  Bruno Bonnell
                                        Title: Chairman of the Board,
                                                Chief Executive Officer and
                                                Acting Chief Financial Officer

Date: June 14, 2004